                                                                  Exhibit 10.1

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Securities and Exchange Commission (the "Commission").


                               FIRST AMENDMENT TO
                        EXCLUSIVE DISTRIBUTION AGREEMENT

      THIS FIRST AMENDMENT TO EXCLUSIVE DISTRIBUTION AGREEMENT (the "Amendment") is effective as of this June 1, 1998 (the "Amendment Effective Date") by and between ZIMMER, INC., a Delaware corporation ("Distributor"), and ANIKA THERAPEUTICS, INC., a Massachusetts corporation ("Company"). Reference is hereby made to that certain Exclusive Distribution Agreement effective as of November 7, 1997, together with all Annexes and Exhibits thereto (the "Agreement"), by and between Distributor and Company. All capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

      WHEREAS, Distributor and Company have previously entered into the Agreement providing for the exclusive right of Distributor to distribute and sell the Product in accordance with the terms set forth therein; and

      WHEREAS, Distributor and Company desire to amend the terms of the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Partes contained herein and in the Agreement, the Parties hereby agree as follows:

SECTION 1. AMENDMENTS. The Agreement is hereby amended as follows:

      1.1 Section 2(a) of the Agreement shall be amended by adding the following sentence to the end of such Section:

      "As partial consideration to Company for the rights granted to Distributor under the Amendment, Distributor shall pay to Company the sum of $1,500,000 upon the execution and delivery of the Amendment by both Parties."

      1.2 Section 2(d) of the Agreement shall be deleted in its entirety and replaced with the following:

      "(d) Reimbursement Approvals. Distributor shall seek and use its commercially reasonable efforts to obtain Reimbursement Approvals for the Product in the Field of Use in all the Territory countries. If additional clinical data are required in connection with such Reimbursement Approvals, Company shall use all commercially reasonable efforts to obtain such data commensurate with requirements of the authority from whom reimbursement is sought. All costs associated with all such efforts to obtain Reimbursement Approvals will be borne ***.

      (d.1) Upon receipt of the first Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body and/or private insurers representing in aggregate more than *** of the population in any one of the following three major Asian markets

      (Australia, Korea, or Taiwan), Distributor shall pay Company the sum of ***. Upon receipt of a Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body (and/or private insurers representing in aggregate more than *** of the population in any other Asian market, if applicable), Distributor will pay Company the one-time nonrefundable sum of ***.

      (d.2) Upon receipt of a Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body and/or private insurers representing in aggregate more than *** of the population in Germany, Distributor shall pay Company the one-time nonrefundable sum of
      ***.

      (d.3) Upon receipt of the first Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body and/or private insurers representing in aggregate more than *** of the population in either of the United Kingdom or France, Distributor shall pay Company the one-time nonrefundable sum of *** and thereafter upon receipt of such Reimbursement Approval in such other country, Distributor shall pay Company the one-time nonrefundable sum of ***.

      (d.4) Upon receipt of the first Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body and/or private insurers representing in aggregate more than *** of the population in any one of the following countries (Italy, Sweden or the Netherlands), Distributor shall pay Company the one-time nonrefundable sum of ***.

      (d.5) Upon receipt of Reimbursement Approval for the use of the Product for treatment of osteoarthritis by injection into the human knee joint in the United States by at least *** the Qualified Primary National Medical Insurance Organizations listed in the attached Annex H, Distributor shall pay Company the sum of ***.

      The aggregate amount of payments made by Distributor to Company pursuant to this section 2(d) shall not exceed *** in any event. "Reimbursement Approval" shall mean the written agreement of the insurer or appropriate government authority to pay for the Product as a treatment in the Field of Use, to the extent of at least *** of the Average Selling Price. The payments specified in this Section 2(d) shall be made within forty-five (45) business days after receipt of the applicable "Reimbursement Approval."



* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

      1.3 The table comprising part of Section 4(a) of the Agreement shall be amended by deleting such table in its entirety and replacing it with the following:


"Calendar Year                                 Territory-wide Units Requirement
--------------                                 --------------------------------
                                               (Exclusive of Samples and
                                               Demonstration Units)
1998 (Year 1)                                          *** Units
1999 (Year 2)                                          *** Units
2000 (Year 3)                                          *** Units
2001 (Year 4)                                          *** Units
2002 (Year 5)                                          *** Units
2003 (Year 6) and thereafter (annually)                *** Units


      1.4 Section 4(b) of the Agreement shall be deleted in its entirety and replaced with the following:

      "(b) Notwithstanding the provisions of Section 4(a), Distributor shall not be obligated to purchase more than *** Units per year until the year in which the U.S. FDA approves the Product for marketing and sale for use in the treatment of osteoarthritis by injection in the human knee joint in the Field of Use in the United States. Upon receipt of such FDA approval, Distributor shall be obligated to purchase in that calendar year the prorated Year 2 annual Territory-wide Units Requirement which shall be determined by multiplying the Year 2 annual Territory-wide Units Requirement *** by a fraction, the numerator of which is the number of days remaining in the calendar year after the date on which FDA approval is received and the denominator of which is 365. The Year 3, Year 4 and Year 5 annual Territory-wide Units Requirements shall apply to the first, second and third calendar years, respectively, immediately succeeding the calendar year during which the FDA approval is received, and the Year 6 annual Territory-wide Units Requirement shall apply to each calendar year thereafter during the Term. All purchases of Product shall have a documented delivery date assigned to them. For purposes of determining whether or not Distributor has met the annual Territory-wide Units Requirement for any given year, the documented delivery date shall be determinative, not the date of actual delivery, if different."

      1.5 Annex C-1 of the Agreement shall be deleted in its entirety and replaced by Annex C-1 attached hereto.

      1.6 Annex C-2 of the Agreement shall be deleted in its entirety and replaced by Annex C-2 attached hereto.

      1.7 The first paragraph of Section 17(b) of the Agreement shall be deleted in its entirety and replaced by the following:


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

      "(b) Upon the tenth anniversary of the Effective Date, Distributor may, at Distributor's sole option, choose to extend this Agreement for an additional period of ten (10) years, which such ten (10) years shall be added to the Term for each country in the following regions:

      1.    "Americas" Region = Canada, U.S. and Puerto Rico
      2. "Latin America" Region = Argentina, Bolivia, Brazil, Chile, Columbia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Guatemala, Guyana, Haiti, Honduras, Jamaica, Mexico, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Suriname, Trinidad and Tobago, Uruguay, Venezuela
      3.    Japan
      4.    China
      5. "Asia" Region = Australia, Hong Kong, Indonesia, South Korea, Malaysia, New Zealand, Philippines, Singapore, Taiwan, Thailand
      6. "Europe" Region = Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, The Netherlands, Norway, Sweden, United Kingdom"

      1.8 Section 27 of the Agreement shall be amended such that, upon execution of this Amendment, Company may issue a press release in the form of Exhibit 1 attached hereto.

      1.9 Table 3, (referred to therein as the "Proposed Marketing Activities Budget Summary"), comprising part of the Marketing Plan attached as Annex B to the Agreement, and Appendix A also comprising part of the Marketing Plan shall both be amended in the form of Exhibit 2 attached hereto.

SECTION 2. MISCELLANEOUS.

      2.1 Except as specifically amended by this Amendment, including the Annexes and Exhibits hereto, the Agreement shall remain in full force and effect in accordance with its terms. Except as specifically provided herein, all references in the Agreement and in this Amendment to the "Agreement" shall mean the Agreement as amended hereby. All references in the Agreement to the Marketing Plan, including, without limitation, Table 3 thereof, shall mean the Marketing Plan as amended hereby.

      2.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      2.3 This Amendment shall be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to its choice of law principles.


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.


                                           ANIKA THERAPEUTICS, INC.


                                           By: /s/ J. Melville Engle
                                               ----------------------------
                                           Name: J. Melville Engle
                                           Title: President, C.E.O.


                                           ZIMMER, INC.


                                           By: /s/ Ray Elliott
                                               ----------------------------
                                           Name: Ray Elliott
                                           Title: President


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                    ANNEX C-1

COUNTRIES INCLUDED IN TERRITORY
-------------------------------

ASIA                                       AMERICAS
---------------------------------------------------

Australia                                  Canada
China*                                     United States of America
Hong Kong                                  Puerto Rico
Indonesia
Japan**                                    LATIN AMERICA
Korea, South                               -------------
Malaysia
New Zealand                                Argentina
Philippines                                Bolivia
Singapore                                  Brazil
Taiwan                                     Chile
Thailand                                   Columbia
                                           Costa Rica
EUROPE                                     Dominican Republic
------                                     Ecuador
Austria                                    El Salvador
Belgium                                    Guatemala
Denmark                                    Guyana
Finland                                    Haiti
France                                     Honduras
Germany                                    Jamaica
Greece                                     Mexico
Italy                                      Nicaragua
Luxembourg                                 Panama
Netherlands, The                           Paraguay
Norway                                     Peru
Sweden                                     Suriname
United Kingdom                             Trinidad and Tobago
                                           Uruguay
                                           Venezuela


*  Subject to the terms and conditions in Section 2(c)(ii)
** Subject to the terms and conditions in Section 2(c)(i)


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                    ANNEX C-2

                    COUNTRIES INCLUDED IN OPTIONAL TERRITORY
                    ----------------------------------------

                                      None.


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                    EXHIBIT 1

                              Form of Press Release


FOR IMMEDIATE RELEASE

Contact:

Anika Therapeutics, Inc.     Pondel Parsons & Wilkinson           Zimmer, Inc.
Sean Moran, C.F.O.           Susan Klein (508) 358-4315           Brad Bishop
(781) 932-6616 ext. 102      Rob Whetstone (310) 207-9300         (219) 372-4291

           ZIMMER AND ANIKA THERAPEUTICS ANNOUNCE AGREEMENT TO EXPAND DISTRIBUTION OF ORTHOVISC(R) INTO EUROPE AND LATIN AMERICA

           Innovative, Natural Osteoarthritis Treatment Also Launched
                                    in Canada

WARSAW, INDIANA, June 3, 1998 Zimmer, Inc., a wholly owned subsidiary of Bristol Myers Squibb (NYSE: BMS) and Anika Therapeutics, Inc. (Nasdaq: ANIK) today announced that they have amended their agreement for sales, marketing and distribution of ORTHOVISC(R) sodium hyaluronate to include European countries, Scandinavia and Latin America.

Under terms of the exclusive, multi-year amended agreement, the potential licensing payments to Anika from Zimmer will total up to $5.0 million, contingent upon achievement of certain milestones, including an initial upfront payment of $1.5 million. As part of the amended agreement, Zimmer will commit significant additional sales and marketing resources to support ORTHOVISC(R) commercialization.

The world leader in knee and hip replacements, Zimmer signed a multi-year agreement with Anika in November 1997 to distribute ORTHOVISC(R) in the United States, Canada and a number of Asian markets.

"We are excited about bringing this therapeutic product to the European and Latin American markets and about the opportunity to further its commercialization around the world," said Ray Elliott, Zimmer president. "ORTHOVISC(R) is a natural extension of the products we currently provide to physicians to help them improve the quality of life for their patients. ORTHOVISC(R) offers physicians another treatment option for relieving pain and improving function"

Noted J. Melville Engle, Anika president and chief executive officer, "We have been extremely pleased with the results of our collaboration with Zimmer to date and see


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

opportunities in expanding the relationship to cover these additional markets. Zimmer is the world leader in knee and hip replacement products, and has the world's largest dedicated sales force working with orthopaedic surgeons and related specialists. Extending our collaboration to cover Europe and Latin America means ORTHOVISC(R) will have a cohesive, global representation."

ORTHOVISC(R) is an ultra-pure, high molecular weight, naturally derived HA product, designed to restore the elasticity and viscosity of the synovial fluid in joints. The product is injected into the knee joint space three times over a two-week period intending to provide viscosupplementation and pain relief.

Osteoarthritis is a prevalent degenerative joint disease characterized by chronic, debilitating symptoms such as joint pain, stiffness and loss of mobility. In the U.S. and Canada nearly twenty million people reportedly suffer from this disease.

The companies also announced that Zimmer has launched the innovative treatment for osteoarthritis of the knee in Canada. where osteoarthritis affects over 12% of the population.

Two major Canadian medical centers are now conducting additional follow-up studies with ORTHOVISC(R). Dr. John Wade of the University of British Columbia is leading a multi-center study in Canada, and Dr. Sandy Kirkley is conducting a study at the Fowler Kennedy Sport Medicine Clinic at the University of Western Ontario in London, Ontario. A multi-center trial is also underway in the United States.

In addition to being for sale in Canada, ORTHOVISC(R) has received Communatee European (CE) marking, permitting sale of the product throughout the European Union. The product is currently approved as an investigational device in the United States and its pre-market approval application has been accepted for review by the U.S. Food and Drug Administration. In February 1998, the agency informed Anika that the application would not require panel review.

Zimmer is the world leader in the design, manufacture and distribution of orthopaedic implants and related equipment and supplies. The company provides a broad range of joint replacement, fracture management and patient care products.


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

Founded in 1927, Zimmer became a member of the Bristol-Myers Squibb family of companies in 1972.

Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products and devices intended to promote the protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.

                                     ######

Visit Zimmer on the Worldwide Web at http//www.zimmer.com
Visit Anika on the Worldwide Web at http://www.anikatherapeutics.com Visit Bristol-Myers Squibb on the Worldwide Web at http://www.bms.com

      This press release includes forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might create such a difference include the ability of the Company to obtain regulatory approval of ORTHOVISC, the inability of Zimmer to successfully market the product in the geographic areas covered by the Company's agreements with Zimmer and those factors set forth under the heading "Risk Factors" in the Company's 10-KSB filed with the Securities and Exchange Commission on March 31, 1998.


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                    EXHIBIT 2


                                       *


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                               AMENDED APPENDIX A


                                       *


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.